Exhibit 99.1

PACCAR Inc
Public Affairs Department
P.O. Box 1518
Bellevue, WA 98009

Contact: Ken Hastings
(425) 468-7530

FOR IMMEDIATE RELEASE

PACCAR Investor Conference Presentation

October 27, 2015, Bellevue, Washington – PACCAR will be presenting at the Goldman Sachs Industrial Conference at 8:00 a.m. EST on Wednesday, November 4, 2015. A real-time audio webcast of the presentation will be available at www.paccar.com. An audio replay will be available following the presentation at the same link until November 13, 2015.

PACCAR is a global technology leader in the design, manufacture and customer support of high-quality light-, medium- and heavy-duty trucks under the Kenworth, Peterbilt and DAF nameplates. PACCAR also designs and manufactures advanced diesel engines, provides financial services and information technology, and distributes truck parts related to its principal business.

PACCAR shares are listed on the NASDAQ Global Select Market, symbol PCAR. Its homepage is www.paccar.com.

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